Exhibit 99.1

FOR:	UCBH HOLDINGS, INC.

CONTACT:	Douglas Mitchell
Senior Vice President, Corporate Development and Investor Relations
(415) 315-2800

Craig S. On
Senior Vice President and Interim Chief Financial Officer
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jenifer Kirtland
(415) 896-6820
Media Relations: Steve DiMattia
(646) 201-5445
For Immediate Release
UCBH HOLDINGS, INC. REPORTS SECOND QUARTER 2008 FINANCIAL RESULTS
Earnings of $7.7 Million for the Second Quarter of 2008
Strong Net Interest Income Growth of 15.8% Driven by Increase in Net Interest Margin
Strong Deposit Growth of 30.3% Annualized on a Linked Quarter Basis
Loan Loss Provision of $32.6 Million for the Second Quarter of 2008
     SAN FRANCISCO, July 24, 2008 – UCBH Holdings, Inc. (NASDAQ: UCBH), the holding company of United Commercial Bank (UCB™ or the “Bank”), today reported second quarter 2008 net income of $7.7 million, compared with $28.2 million in the second quarter of 2007. The fully diluted earnings per share were $0.07, compared with $0.27 in the second quarter of 2007. The decrease was attributable primarily to an increased loan loss provision of $32.6 million recorded in the second quarter of 2008. The loan loss provision was related to higher net charge-offs, strong loan growth in the second quarter, and an increase in the loan loss reserve ratio. Included in the second quarter 2008 noninterest income was a $10.9 million write-down related to our U.S. Government-sponsored Enterprise (“GSE”) preferred stock, the residual tranche of the Bank’s CMBS securitization and a collateralized debt obligation (“CDO”).
     Chairman, President and Chief Executive Officer, Thomas S. Wu said, “While the banking environment remained challenging in the second quarter, we were pleased with the improvements in several of our key financial metrics including strong core earnings growth. While our diluted earnings per share were $0.07 for the second quarter of 2008, our core earnings per share would have been $0.14 without the effect of the accounting rules adjustment, which governs the recording of other than temporary impairment charges. Strong growth in deposits, while managing down deposit costs, has resulted in an improving trend in net interest income. We charged off a significant portion of our problem residential construction credits and continued to build our reserve ratio. Management is very focused on monitoring and managing our entire loan portfolio, and we believe we have a solid understanding of potential problem areas and our ability to manage our exposure. We are encouraged by the lower loan loss provision for the second quarter compared with the first quarter and anticipate the trend to continue for the remainder of the year. Finally, our fee income continues to exhibit strong growth.
     “During the quarter, we raised $135 million in additional capital through the successful sale of a convertible preferred stock issue. This transaction served to strengthen our already well-capitalized position and allows us to continue expanding customer relationships. We are working with China Minsheng Banking Corp. to close the second phase of its investment in UCBH, which is expected to be completed before year-end 2008.

     “We are cautious about the U.S. economic outlook in the second half of 2008; however, we are confident in our Company’s financial position and our ability to move forward diligently in implementing our business strategy and improving profitability,” concluded Mr. Wu.
Second Quarter 2008 Business Highlights
•	In June 2008, UCBH’s capital position was further strengthened with $135 million in new capital from the completion of its offering of 135,000 shares of 8.50% Non-Cumulative Perpetual Convertible Series B Preferred Stock (“Preferred Stock”).

•	In June 2008, UCBH opened a new full-service branch in San Marino, California, further strengthening and expanding UCB’s presence in the San Gabriel Valley of the Southern California market.
Second Quarter 2008 Financial Summaries
     Second quarter net income was $7.7 million, compared with $28.2 million reported in the corresponding period of last year. Diluted earnings per common share for the second quarter of 2008 totaled $0.07, compared with $0.27 in the corresponding quarter of the prior year.
     Net interest income on a fully taxable-equivalent basis, before provision for loan losses, rose 17.3% to $94.4 million from $80.5 million in the second quarter of 2007. This increase was due to organic balance sheet growth and the acquisitions of The Chinese American Bank (“CAB”) in May 2007 and United Commercial Bank (China) Limited (“UCBC”) in December 2007.
     The net interest margin on a tax equivalent basis was 3.17% for the second quarter of 2008, a 13 basis point increase from the 3.04% net interest margin for the first quarter of 2008, and an 18 basis point decrease from 3.35% for the second quarter of 2007. The 13 basis point net interest margin improvement from 3.04% in the first quarter of 2008 was primarily due to lower funding costs.
     Noninterest income was ($1.3) million for the second quarter of 2008, compared with $9.9 million noninterest income for the corresponding quarter of 2007. Included in the second quarter 2008 noninterest income was a $10.9 million write-down related to our GSE preferred stock, the residual tranche of the Bank’s CMBS securitization and a CDO. In addition, the Company reported significantly lower gains on the sale of multifamily and commercial real estate loans and securities sales due to the current economic and market conditions. These declines were partially offset by the increase in commercial banking fees and service charges on deposits, reflecting the strong growth in deposit accounts organically, increases in trade finance business, and the acquisitions of CAB and UCBC.
     Noninterest expense rose 14.6% to $49.1 million, from $42.8 million in the second quarter of 2007. This increase was primarily the result of increased personnel costs and occupancy expenses related to the acquisitions of CAB and UCBC in 2007.
     The effective tax rate was 5.7% for the second quarter ended June 30, 2008, compared with 35.5% for the second quarter of 2007. The lower effective tax rate was primarily due to the tax benefit from tax-exempt income and tax credits.
Credit Quality
•	The slight increase in nonperforming assets is primarily associated with the previously identified residential construction loan portfolio in distressed areas in California.

•	The provision for loan losses was $32.6 million for the second quarter of 2008, compared with $35.1 million for the first quarter of 2008, and $2.1 million for the second quarter of 2007.

•	Net loan charge-offs were $26.2 million for the second quarter of 2008, or 1.23% annualized, compared with net loan charge-offs of $12.3 million, or 0.60% annualized, in the first quarter of 2008, and $1.4 million, or 0.07% annualized, in the second quarter of 2007.

•	Nonperforming assets were $200.0 million, or 1.55% of total assets, at June 30, 2008, compared with $185.1 million, or 1.45% of total assets at March 31, 2008, and $57.0 million, or 0.48% of total assets, at December 31, 2007. The increase in nonperforming assets continued to reflect further deterioration in the appraised values of certain residential construction loans in distressed areas.

•	The ratio of allowance for loan losses to loans held in portfolio was 1.26% at June 30, 2008, compared with 1.25% at March 31, 2008, and 1.03% at December 31, 2007. The ratio of the allowance for loan losses and the reserve for unfunded commitments to loans held in portfolio excluding cash secured loans was 1.37% at June 30 and March 31, 2008, compared to 1.13% at December 31, 2007.
Capital Management
     Stockholders’ equity was $1.17 billion at June 30, 2008, reflecting the receipt of $135 million in new capital from UCBH’s issuance of 135,000 shares of Preferred Stock in June 2008. Period-end assets were $12.87 billion. The Tier I risk-based capital ratio of the Company was 10.40% at June 30, 2008, compared with 8.51% at December 31, 2007. The total risk-based capital ratio was 12.81% as of June 30, 2008, compared with 10.76% at December 31, 2007. The Company’s capital ratios exceed regulatory requirements and continue to be categorized as “well capitalized.” The Bank’s capital ratios approximate those of the Company and are also categorized as “well capitalized.”
Balance Sheet Highlights
     Total loans increased by 7.9%, to $8.64 billion at June 30, 2008, from $8.01 billion at December 31, 2007. The increase in loans reflect continued strong loan originations.
     Commercial business loans increased by 12.5% to $2.34 billion at June 30, 2008, from $2.08 billion at December 31, 2007. All of the commercial business loan growth during the second quarter was through organic growth. Construction loans increased by 13.4% to $1.89 billion at June 30, 2008, from $1.67 billion at December 31, 2007, primarily due to drawdowns from existing loan commitments. Commercial real estate loans increased by 3.4% to $2.58 billion at June 30, 2008, from $2.49 billion at December 31, 2007. Multifamily real estate loans increased by 7.2% to $1.27 billion at June 30, 2008, from $1.19 billion at December 31, 2007.
     New loan originations of $826.5 million for the second quarter of 2008 were comprised of $758.0 million of commercial loans and $68.5 million of consumer loans. Commercial business loan originations were $259.0 million in the second quarter of 2008. Construction loan originations were $186.1 million in the second quarter of 2008, with the majority from New York and Seattle. Commercial real estate loan originations were $167.4 million in the second quarter of 2008.
     The average loan yield decreased to 6.38% for the quarter ended June 30, 2008 from 7.75% for the quarter ended December 31, 2007, primarily as a result of the recent Fed Funds rate cuts.
     The securities portfolio, including available for sale and held to maturity, was $2.77 billion at June 30, 2008, compared with $2.46 billion at December 31, 2007. The securities portfolio was 21.5% of total assets at June 30, 2008, compared with 20.8% of total assets at December 31, 2007.
     Total deposits increased by 11.7% to $8.69 billion at June 30, 2008, from $7.78 billion at December 31, 2007. The average cost of deposits for the quarter ended June 30, 2008 was 2.71%, a decrease of 94 basis points, from 3.65% for the quarter ended December 31, 2007. The cost of deposits at June 30, 2008 was 2.51%, reflecting management’s continued focus on disciplined deposit pricing of our deposit generation strategy and recent Fed Funds rate cuts.
     In conformity with Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets”, the Company is evaluating the goodwill associated with our domestic and international banking units. We anticipate the evaluation to be completed prior to the filing of our report on Form 10-Q for the second quarter of this year.

     Second Quarter Earnings Teleconference and Webcast
     UCBH will hold a conference call with an accompanying slide presentation to be webcast on July 25, 2008 at 8:00 a.m. Pacific time to discuss the financial results for the Company’s second quarter 2008. The audio webcast and slide presentation will be available through a link on the Investor Relations page of the Company’s web site at www.ucbh.com. If you are unable to listen to the webcast live, an archived replay with the slide presentation will be available at www.ucbh.com.
     About UCBH Holdings, Inc.
     UCBH Holdings, Inc., with $12.87 billion in assets as of June 30, 2008, is the holding company for United Commercial Bank, a state-chartered commercial bank, which is a leading bank in the United States serving the Chinese communities and American companies doing business in Greater China. Together, the Bank and its subsidiaries, including United Commercial Bank (China) Limited, operate 51 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, eight branches in New York, five branches in metropolitan Atlanta, three branches in New England, two branches in the Pacific Northwest, a branch in Houston, branches in Hong Kong, Shanghai and Shantou, China, and representative offices in Beijing, Guangzhou and Shenzhen, China, and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private client services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, asset-based financing, cash management, loans guaranteed by the U.S. Small Business Administration, commercial, multifamily and residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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(Tables to follow)

UCBH Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in Thousands, Except Share and Par Value Amounts)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS
Noninterest bearing cash	$127,889	$117,141
Interest bearing cash	282,616	202,258
Federal funds sold	35,209	26,028

Cash and cash equivalents	445,714	345,427

Securities purchased under agreements to resell	150,000	150,000
Investment and mortgage-backed securities available for sale, at fair value	2,526,249	2,188,355
Investment and mortgage-backed securities held to maturity, at cost (fair value of $248,771 and $276,286 at June 30, 2008, and December 31, 2007, respectively)	247,422	271,485
Federal Home Loan Bank stock, Federal Reserve Bank stock and other equity investments	158,067	138,877
Loans held for sale, net of valuation allowance	1,699	177,137

Loans held in portfolio	8,643,861	7,832,150
Allowance for loan losses	(109,132)	(80,584)

Loans held in portfolio, net	8,534,729	7,751,566

Accrued interest receivable	69,164	61,111
Premises and equipment, net	145,642	144,630
Goodwill	431,076	436,606
Core deposit intangibles, net	20,045	22,526
Mortgage servicing rights, net	11,851	12,783
Other assets	129,464	103,063

Total assets	$12,871,122	$11,803,566

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest bearing deposits	$855,338	$860,338
Interest bearing deposits	7,839,186	6,920,902

Total deposits	8,694,524	7,781,240

Securities sold under agreements to repurchase	700,000	650,000
Federal funds purchased	40,000	78,000
Short-term borrowings	342,088	414,532
Subordinated debentures	406,506	406,615
Accrued interest payable	26,742	28,169
Long-term borrowings	1,393,987	1,372,190
Other liabilities	97,698	105,717

Total liabilities	11,701,545	10,836,463

Preferred stock, $0.01 par value, 10,000,000 shares authorized, 135,000 issued and outstanding at June 30, 2008	1	—
Common stock, $0.01 par value, 180,000,000 shares authorized at June 30, 2008, and December 31, 2007; 110,460,242 and 104,397,988 shares issued and outstanding at June 30, 2008, and December 31, 2007, respectively	1,105	1,044
Additional paid-in capital	657,274	427,474
Retained earnings	555,656	554,568
Accumulated other comprehensive loss	(44,459)	(15,983)

Total stockholders’ equity	1,169,577	967,103

Total liabilities and stockholders’ equity	$12,871,122	$11,803,566

UCBH Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations
(Dollars in Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Three months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Interest and dividend income:
Loans	$135,214	$143,264	$276,105	$274,915
Investment and mortgage-backed securities:
Taxable	31,848	20,657	60,608	44,171
Nontaxable	6,135	3,295	12,023	6,601
FHLB Stock	1,549	875	2,826	1,797
Federal funds sold and deposits with banks	2,805	3,395	5,653	5,684
Securities purchased under agreements to resell	1,885	2,229	3,965	4,493

Total interest and dividend income	179,436	173,715	361,180	337,661

Interest expense:
Deposits	56,098	68,514	119,212	134,508
Securities sold under agreements to repurchase	6,080	3,420	12,657	6,681
Short-term borrowings and federal funds purchased	5,010	4,477	10,878	9,669
Subordinated debentures	5,758	5,250	12,629	9,803
Long-term borrowings	15,346	13,319	31,563	24,435

Total interest expense	88,292	94,980	186,939	185,096

Net interest income	91,144	78,735	174,241	152,565
Provision for loan losses	32,562	2,098	67,631	3,146

Net interest income after provision for loan losses	58,582	76,637	106,610	149,419

Noninterest income:
Commercial banking fees	5,502	5,207	10,075	9,952
Service charges on deposits	2,239	1,717	4,246	3,246
Gain (loss) on sale of securities, net	1,648	2	2,620	3,078
Gain on sale of SBA loans, net	373	645	539	1,410
Gain on sale of multifamily and commercial real estate loans, net	8	2,027	750	3,421
Lower of cost or market adjustment on loans held for sale	—	39	(1,428)	25
Impairment on available for sale securities	(10,876)	—	(14,667)	—
Equity loss in other equity investments	(1,657)	(791)	(2,365)	(1,264)
Acquisition termination fee	—	—	—	—
Other fees	1,431	1,078	2,455	2,501

Total noninterest income	(1,332)	9,924	2,225	22,369

Noninterest expense:
Personnel	28,114	23,274	57,698	47,538
Occupancy	6,152	5,177	11,907	10,025
Data processing	2,556	2,358	4,879	4,638
Furniture and equipment	2,035	2,226	4,132	4,392
Professional fees and contracted services	2,086	1,343	3,846	3,672
Deposit insurance	1,198	302	2,366	594
Communication	892	801	1,876	1,502
Core deposit intangible amortization	1,240	1,395	2,480	2,403
Other general and administrative	4,812	5,945	8,453	11,952

Total noninterest expense	49,085	42,821	97,637	86,716

Income before income tax expense	8,165	43,740	11,198	85,072
Income tax expense	463	15,530	1,275	29,831

Net income	$7,702	$28,210	$9,923	$55,241

Earnings per share:
Basic	$0.07	$0.28	$0.09	$0.55
Diluted	$0.07	$0.27	$0.09	$0.53

Dividends declared per share	$0.04	$0.03	$0.08	$0.06

Average shares outstanding:
Basic	110,457,115	101,517,209	108,292,689	100,629,147
Diluted	117,733,531	104,927,688	112,949,726	104,091,056

UCBH Holdings, Inc. and Subsidiaries
Supplemental Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Operating Ratios and Other Data:
Return on average assets	0.24%	1.10%	0.16%	1.10%
Return on average equity	2.83	12.90	1.91	13.11
Efficiency ratio (1)	54.65	48.30	55.33	49.57
Noninterest expense to average assets	1.53	1.67	1.56	1.72
Average equity to average assets	8.47	8.53	8.30	8.36
Dividend payout ratio (2)	57.14	11.11	88.89	11.32
Net loan charge-offs to average loans	1.23	0.07	0.92	0.09

New Loan Commitments:
Commercial:
Secured by real estate — nonresidential	$167,359	$270,908	$417,454	$557,357
Secured by real estate — multifamily	145,548	105,608	239,292	223,521
Construction	186,123	395,006	325,114	679,663
Business	259,033	278,884	740,569	567,561

Total commercial loans	758,063	1,050,406	1,722,429	2,028,102

Consumer:
Residential mortgage (one-to-four family)	52,881	47,253	96,564	79,144
Other	15,580	11,519	28,498	18,032

Total consumer loans	68,461	58,772	125,062	97,176

Total loan commitments (3)	$826,524	$1,109,178	$1,847,491	$2,125,278

Average Loan Balances:
Commercial:
Secured by real estate — nonresidential	$2,558,210	$2,651,213	$2,552,738	$2,574,542
Secured by real estate — multifamily	1,248,790	1,344,736	1,221,655	1,318,817
Construction	1,864,554	1,199,218	1,795,524	1,146,154
Business	2,266,657	1,533,728	2,190,897	1,490,157

Total commercial loans	7,938,211	6,728,895	7,760,814	6,529,670

Consumer:
Residential mortgage (one-to-four family)	502,092	462,809	507,858	459,214
Other	77,690	55,130	74,483	55,260

Total consumer loans	579,782	517,939	582,341	514,474

Total loans	$8,517,993	$7,246,834	$8,343,155	$7,044,144

(1)	Represents noninterest expense divided by the total of our net interest income before provision for loan losses and our noninterest income.

(2)	Represents dividends declared per share as a percentage of diluted earnings per share.

(3)	Excludes commitments related to loan participations.

UCBH Holdings, Inc. and Subsidiaries
Average Yields Earned/Rates Paid
(Dollars in Thousands)
(Unaudited)

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
				Average				Average
			Interest	Yields			Interest	Yields
	Average		Income/	Earned/	Average		Income/	Earned/
	Balance		Expense	Rates Paid	Balance		Expense	Rates Paid
Nontaxable equivalent basis:
Interest-earning assets
Loans (1)(2)	$8,517,993		$135,214	6.38%	$7,246,834		$143,263	7.91%
Taxable securities (3)	2,449,836		31,848	5.23	1,653,088		20,657	5.00
Tax exempt securities (3)	489,973		6,135	5.04	273,753		3,295	4.81
FHLB Stock	99,093		1,549	6.29	73,007		875	4.79
Securities purchased under agreements to resell	150,000		1,885	5.05	162,088		2,229	5.50
Other	269,407		2,805	4.19	196,115		3,395	6.92

Total interest-earning assets	11,976,302		179,436	6.03	9,604,885		173,714	7.23
Noninterest-earning assets	883,992		—		646,552		—

Total assets	$12,860,294		$179,436		$10,251,437		$173,714

Interest-bearing liabilities:
Deposits:
NOW, checking and money market accounts	$1,527,002		$8,038	2.12	$1,510,434		$12,877	3.41
Savings accounts	700,980		1,266	0.73	715,012		2,008	1.12
Time deposits	5,285,936		46,794	3.56	4,315,402		53,629	4.97

Total interest-bearing deposits	7,513,918		56,098	3.00	6,540,848		68,514	4.19
Securities sold under agreements to repurchase	733,462		6,080	3.33	319,616		3,420	4.28
Short-term borrowings and federal funds purchased	826,595		5,010	2.44	284,648		4,477	6.30
Long-term borrowings	1,326,753		15,346	4.65	1,138,303		13,318	4.68
Subordinated debentures	406,538		5,758	5.70	268,197		5,251	7.83

Total interest-bearing liabilities	10,807,266		88,292	3.29	8,551,612		94,980	4.44
Noninterest-bearing deposits	820,507		—		734,189		—
Other noninterest-bearing liabilities	142,915		—		91,113		—
Stockholders’ equity	1,089,606		—		874,523		—

Total liabilities and stockholders’ equity	$12,860,294		$88,292		$10,251,437		$94,980

Net interest-earning assets/net interest income/net interest rate spread (4)	$1,169,036		$91,144	2.74%	$1,053,273		$78,734	2.79%

Net interest margin (5)				3.06%				3.28%

Ratio of interest-earning assets to interest-bearing liabilities	1.11	x			1.12	x

Tax equivalent basis:
Total interest-earning assets (6)	$11,976,302		$182,739	6.14%	$9,604,885		$175,487	7.31%
Total interest-bearing liabilities	10,807,266		88,292	3.29	8,551,612		94,980	4.44

Net interest-earning assets/net interest income/net interest rate spread (4)	$1,169,036		$94,447	2.85%	$1,053,273		$80,507	2.87%

Net interest margin (5)				3.17%				3.35%

Average cost of deposits:
Total interest-bearing deposits	$7,513,918		$56,098	3.00%	$6,540,848		$68,514	4.19%
Noninterest-bearing deposits	820,507		—		734,189		—

Total deposits	$8,334,425		$56,098	2.71%	$7,275,037		$68,514	3.77%

(1)	Nonaccrual loans are included in the table for computation purposes; however, interest for such loans is recognized on a cash basis.

(2)	Average loans include loans held for sale.

(3)	Average yield on investment securities is computed using historical cost balances; the yield information does not give effect to changes in fair value that are reflected as a component of stockholders’ equity.

(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(5)	Net interest margin represents net interest income divided by average interest-earning assets.

(6)	Interest income from nontaxable securities has been adjusted to a tax equivalent basis using a statutory Federal income tax rate of 35.0%. Interest income from nontaxable investment securities calculated on a tax equivalent basis was $9.4 million and $5.1 million for the three months ended June 30, 2008 and 2007, respectively.

UCBH Holdings, Inc. and Subsidiaries
Average Yields Earned/Rates Paid
(Dollars in Thousands)
(Unaudited)

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2007
				Average				Average
			Interest	Yields			Interest	Yields
	Average		Income/	Earned/	Average		Income/	Earned/
	Balance		Expense	Rates Paid	Balance		Expense	Rates Paid
Nontaxable equivalent basis:
Interest-earning assets
Loans (1)(2)	$8,343,155		$276,105	6.66%	$7,044,144		$274,915	7.81%
Taxable securities (3)	2,361,795		60,608	5.16	1,754,593		44,171	5.03
Tax exempt securities (3)	483,330		12,023	5.00	274,212		6,601	4.81
FHLB Stock	97,086		2,826	5.85	70,917		1,797	5.07
Securities purchased under agreements to resell	150,000		3,965	5.32	143,785		4,493	6.25
Other	258,505		5,653	4.40	175,202		5,684	6.49

Total interest-earning assets	11,693,871		361,180	6.21	9,462,853		337,661	7.14
Noninterest-earning assets	858,845		—		623,624		—

Total assets	$12,552,716		$361,180		$10,086,477		$337,661

Interest-bearing liabilities:
Deposits:
NOW, checking and money market accounts	$1,525,862		$18,195	2.40	$1,494,576		$25,354	3.39
Savings accounts	727,635		2,686	0.74	703,571		3,734	1.06
Time deposits	4,952,151		98,331	3.99	4,273,372		105,420	4.93

Total interest-bearing deposits	7,205,648		119,212	3.33	6,471,519		134,508	4.16
Securities sold under agreements to repurchase	761,484		12,657	3.34	319,288		6,681	4.18
Short-term borrowings and federal funds purchased	801,066		10,878	2.73	342,716		9,669	5.64
Long-term borrowings	1,376,136		31,563	4.61	1,041,593		24,434	4.69
Subordinated debentures	406,563		12,629	6.25	254,449		9,804	7.71

Total interest-bearing liabilities	10,550,897		186,939	3.56	8,429,565		185,096	4.39
Noninterest-bearing deposits	827,598		—		715,035		—
Other noninterest-bearing liabilities	132,452		—		99,084		—
Stockholders’ equity	1,041,769		—		842,793		—

Total liabilities and stockholders’ equity	$12,552,716		$186,939		$10,086,477		$185,096

Net interest-earning assets/net interest income/net interest rate spread (4)	$1,142,974		$174,241	2.65%	$1,033,288		$152,565	2.75%

Net interest margin (5)				3.00%				3.22%

Ratio of interest-earning assets to interest-bearing liabilities	1.11	x			1.12	x

Tax equivalent basis:
Total interest-earning assets (6)	$11,693,871		$367,653	6.32%	$9,462,853		$341,215	7.21%
Total interest-bearing liabilities	10,550,897		186,939	3.56	8,429,565		185,096	4.39

Net interest-earning assets/net interest income/net interest rate spread (4)	$1,142,974		$180,714	2.76%	$1,033,288		$156,119	2.82%

Net interest margin (5)				3.11%				3.30%

Average cost of deposits:
Total interest-bearing deposits	$7,205,648		$119,212	3.33%	$6,471,519		$134,508	4.16%
Noninterest-bearing deposits	827,598		—		715,035		—

Total deposits	$8,033,246		$119,212	2.98%	$7,186,554		$134,508	3.74%

(1)	Nonaccrual loans are included in the table for computation purposes; however, interest for such loans is recognized on a cash basis.

(2)	Average loans include loans held for sale.

(3)	Average yield on investment securities is computed using historical cost balances; the yield information does not give effect to changes in fair value that are reflected as a component of stockholders’ equity.

(4)	Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(5)	Net interest margin represents net interest income divided by average interest-earning assets.

(6)	Interest income from nontaxable securities has been adjusted to a tax equivalent basis using a statutory Federal income tax rate of 35.0%. Interest income from nontaxable investment securities calculated on a tax equivalent basis was $18.5 million and $10.2 million for the six months ended June 30, 2008 and 2007, respectively.

UCBH Holdings, Inc. and Subsidiaries
Selected Financial Data
(Dollars in Thousands, Except Per Share Amounts)
(Unaudited)

	June 30,	December 31,
	2008	2007
Selected loan data:
Loans held for sale:
Commercial:
Secured by real estate — nonresidential	$1,699	$175,101
Commercial business	—	1,109

Total commercial loans	1,699	176,210

Consumer:
Residential mortgage (one-to-four family)	—	927

Total loans held for sale (1)	$1,699	$177,137

Loans held in portfolio:
Commercial:
Secured by real estate — nonresidential	$2,574,649	$2,317,501
Secured by real estate — multifamily	1,271,520	1,186,177
Construction	1,890,452	1,666,550
Commercial business	2,336,819	2,076,597

Total commercial loans	8,073,440	7,246,825

Consumer:
Residential mortgage (one-to-four family)	494,007	518,674
Other	76,414	66,651

Total consumer loans	570,421	585,325

Total loans held in portfolio (2)	$8,643,861	$7,832,150

Nonperforming loans	$195,973	$53,185
Other real estate owned (OREO)	4,029	3,844
Loan delinquency ratio	1.75%	0.89%
Nonperforming assets to total assets	1.55	0.48
Nonperforming loans to loans held in portfolio	2.27	0.68
Allowance for loan losses to nonperforming loans	55.69	151.52
Allowance for loan losses to loans held in portfolio	1.26	1.03
Net loan to deposit ratio	98.18	101.90

Selected deposit data:
NOW, checking and money market accounts	$2,425,873	$2,417,630
Savings accounts	990,792	986,664
Time deposits	5,277,859	4,376,946

Total deposits	$8,694,524	$7,781,240

Cost of deposits	2.51%	3.40%

Selected equity data:
Book value per share	$10.59	$9.26
United Commercial Bank and subsidiaries regulatory capital ratios:
Total risk-based capital	12.10%	10.80%
Tier 1 risk-based capital	9.69	8.55
Tier 1 leverage ratio	7.77	7.42

UCBH Holdings, Inc. and subsidiaries regulatory capital ratios:
Total risk-based capital	12.81%	10.76%
Tier 1 risk-based capital	10.40	8.51
Tier 1 leverage ratio	8.33	7.39

(1)	Includes net unamortized deferred loan fees, purchase premiums and discounts of $6,000 and $322,000 at June 30, 2008, and December 31, 2007, respectively.

(2)	Includes net unamortized deferred loan fees purchase premiums and discounts of $13.3 million and $17.9 million at June 30, 2008, and December 31, 2007, respectively.